Exhibit 99.1

Park Dental Partners Completes Acquisition of Village Family Dental Support Services Organization, Expands into North Carolina

MINNEAPOLIS, Nov. 9, 2026 -- Park Dental Partners, Inc. (NASDAQ: PARK) (the “Company”), a leading dental resource organization, announced that it completed its acquisition of the Village Family Dental DSO, on Friday, November 6, 2026. The transaction, which was initially disclosed on August 10, 2026, expanded Park Dental Partners' footprint into North Carolina, its fourth state, and added support for 12 practice locations and 47 doctors.

The acquired DSO provides management and administrative support services to Village Family Dental, one of eastern North Carolina's leading general and multi-specialty dental groups. Village Family Dental practices will continue operating under their existing brands with local leadership remaining in place.

"This is an exciting milestone for both organizations," said Pete Swenson, Chief Executive Officer of Park Dental Partners. "Village Family Dental has built an outstanding reputation for clinical excellence and patient-centered care. We are pleased to welcome their doctors and team members to the Park Dental Partners family and look forward to supporting their continued growth and success."

“We are more excited than ever for the future of our dental group, our team and our patients,” said Dr. Mit Patel, Managing Partner of Village Family Dental. “Park Dental Partners felt like the best steward for our future because they honor what matters most: doctor-led decision-making, clinical autonomy and a culture built around exceptional, patient-centered care. Their collaborative environment ensures our team can continue to grow while staying true to the values that define our practice. With Park Dental Partners, we gain a partner who shares our mission, supports our people and will continue to focus on the quality of the care our patients receive for generations to come.”

“What stands out most about Village Family Dental is the strength of its doctors, teams and culture,” said Dr. Chris Steele, Chief Clinical Officer, General Practices, of Park Dental Partners. “They have built an impressive organization with a longstanding commitment to quality care and sustained growth. We're excited to welcome our new colleagues in North Carolina and create opportunities to learn from one another while continuing to support exceptional patient experiences."

"Village Family Dental has earned an outstanding reputation by providing comprehensive care across multiple specialties while remaining deeply connected to the communities they serve,” said Dr. Alan Law, Chief Clinical Officer, Specialty Practices, of Park Dental Partners. “We look forward to collaborating with their doctors and specialists, sharing best practices, and helping advance clinical excellence across our growing network of practices."

With the closing of the transaction, Park Dental Partners now supports affiliated practices in Minnesota, North Carolina, Arizona and Wisconsin. The Company expects to work closely with Village Family Dental leadership to invest in patient care, the professional development of doctors and team members, and long-term growth opportunities throughout North Carolina.

As previously scheduled, the Company will release earnings on Thursday, November 12, 2026, after the market closes, with an earnings call set for November 13. More information about the financial impact of this transaction, including its impact on 2026 guidance, will be shared at that time.

Conference Call Details

•	Date: November 13, 2026
•	Time: 8:30 a.m. Eastern Time (7:30 a.m. Central Time)
•	Webcast: Link to Webcast Registration
•	Conference Call: Link to Conference Call Registration

Advisors
Park Dental Partners was advised by Taft Stettinius & Hollister LLP, Winthrop & Weinstine, PA, and McGuireWoods, LLP. Village Family Dental was advised by Brooks, Pierce, McLendon, Humphrey & Leonard, LLP; Holland & Knight LLP; pH Partners and Logan Growth Advisors.

About Village Family Dental

Founded in 1985, Village Family Dental has grown into one of North Carolina's leading multi-specialty DSO’s supporting practice locations throughout eastern North Carolina, including Fayetteville, Hope Mills, Eastover, St. Pauls, Raeford and Laurinburg. The DSO supports 25 general dentists and 22 specialists providing dental services at 12 practice locations under the names: Village Family Dental (https://www.vfdental.com/), Village Kids Dentistry (https://www.villagekidsdental.com/), Village Orthodontics (https://www.myvillageortho.com/), Southeastern Dental Specialists (http://sedentalspecialists.com/) and Firehouse Kids Dentistry (https://firehousekidsdentistry.com/).

About Park Dental Partners, Inc.

Park Dental Partners, Inc., and its subsidiaries (NASDAQ: PARK) is a dental resource organization that has put patients first since the establishment of its general dentistry group in 1972. The Company provides comprehensive business support services, including clinical team members, administrative personnel, facilities, and equipment, to its affiliated general and multi-specialty dental practices. The Company has 270 affiliated doctors across 100 practice locations in four states. The mission of the Company’s affiliated dental practices since inception has been to ensure patients enjoy the benefits of a lifetime of good oral health. This mission continues to be the driving force behind our organization today.

Park Dental Partners is based in Roseville, Minnesota. For more information, please visit parkdentalpartners.com.

Forward Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the Company’s financial condition, results of operations, plans, objectives, future performance and business. Forward-looking statements include those preceded by, followed by or that include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “may,” “will,” or similar expressions. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements because of, among other things, potential risks and uncertainties, such as:

•	Regulatory and compliance risk, including state corporate practice of dentistry and fee-splitting restrictions, HIPAA and other privacy/cybersecurity obligations, and evolving healthcare and labor regulations;

•	Reimbursement risk, including risks related to payer mix, reimbursement rates, audit/recoupment activity, enrollment and collections timing, and dependence on significant third-party payers;
•	Our ability to identify, acquire, integrate and effectively support affiliated practices and to execute de novo expansion, and the risk of undiscovered liabilities in acquisitions;
•	Dependence on affiliated dental practices and their clinical performance; our ability to attract, hire and retain dentists, specialists and hygienists; and risks related to ownership transitions of affiliated entities;
•	Competition for patients and clinicians in our markets and the impact on patient volumes and staffing;
•	Risks related to the proposed transaction, including the risk that required North Carolina dental regulatory clearance may not be obtained or may be obtained subject to conditions and the risk that other closing conditions may not be satisfied or waived;
•	Macroeconomic conditions, inflation and interest rates, and our geographic concentration, particularly in the Minnesota area.

A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. We are under no obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether because of new information, future events or otherwise.

Investor Contact: Park Dental Partners Investor Relations Team 763-233-3377 ir@parkdentalpartners.com

Media Contact: Park Dental Partners Media Relations Team 651-633-0500 marketing@parkdentalpartners.com